As filed with the Securities and Exchange Commission on December 23, 2008
Registration No. 333-112436

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3154463
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

2100 Powell Street
Emeryville, CA 94608
(510) 597-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N. ANTHONY COLES, M.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
ONYX PHARMACEUTICALS, INC.
2100 POWELL STREET
EMERYVILLE, CA 94608
(510) 597-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
ROBERT L. JONES, ESQ.
MICHAEL E. TENTA, ESQ.
COOLEY GODWARD KRONISH LLP
FIVE PALO ALTO SQUARE
3000 EL CAMINO REAL
PALO ALTO, CA 94306-2155
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Termination of Offering and Removal
Of Securities from Registration

          This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 originally filed by Onyx Pharmaceuticals, Inc. (the “Registrant”) with the Commission on February 2, 2004 (Registration No. 333-112436) (the “Registration Statement”), is being filed to remove from registration all of the remaining securities covered by the Registration Statement, that have not yet been sold. The Registrant does not intend to sell any additional securities under the Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby deregisters all of the remaining securities covered by the Registration Statement that remain unsold as of the date hereof.
Part II
Item 16. Exhibits
          Reference is made to the Exhibit Index filed as part of this Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on December 22, 2008.

ONYX PHARMACEUTICALS, INC.
By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* N. Anthony Coles, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2008
/s/ Gregory W. Schafer Gregory W. Schafer	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2008
Paul Goddard, Ph.D.	Director
* Antonio J. Grillo-López, M.D.	Director	December 22, 2008
* Magnus Lundberg	Director	December 22, 2008
* Corinne H. Lyle	Director	December 22, 2008
* Wendell Wierenga, Ph.D.	Director	December 22, 2008
*	Director	December 22, 2008
Thomas G. Wiggans

*	Gregory W. Schafer, by signing his name hereto, signs this Post-Effective Amendment to Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Gregory W. Schafer to sign this Post-Effective Amendment to Registration Statement on behalf of each of the indicated Directors of Onyx Pharmaceuticals, Inc. is attached hereto as Exhibit 24.2.

By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number	Description of the Document

1.1 *	Form of Underwriting Agreement

5.1 *	Opinion of Cooley Godward Kronish LLP

23.1 *	Consent of Independent Registered Public Accounting Firm

23.2 *	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1 *	Power of Attorney (included on signature page)

24.2	Power of Attorney

*	Previously filed as an exhibit to, or incorporated by reference in, Onyx’s Registration Statement on Form S-3 (No. 333-112436).